UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA 01701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) At a meeting of the Board of Directors of HeartWare International, Inc. held on February 22, 2012, the Board voted to expand the number of directors from eight to nine and to appoint Cynthia L. Feldmann as a director of the Company and as a member of the Compensation and Audit Committees of the Board, all effective as of March 1, 2012.

Cynthia L. Feldmann, age 59, is a retired certified public accountant with 27 years of experience in two large global accounting firms and currently serves on several public company and not-for-profit boards. Previously, Ms. Feldmann served as the Life Sciences Business Development Officer for the Boston law firm of Palmer & Dodge, LLP. From 1994 to 2002, Ms. Feldman was a partner with KPMG LLP, primarily serving as Partner-in-Charge of its National Medical Technology Practice. From 1975 to 1994, Ms. Feldmann was employed by Coopers & Lybrand (now PricewaterhouseCoopers LLP), and during that time was named Partner-in-Charge of its Life Sciences practice. Ms. Feldmann is a director of Steris Corporation, Hanger Orthopedic Group, Inc. and Atrius Health. She previously served on the Board of Hayes Lemmerz International, Inc. Ms. Feldman has a Bachelor of Science, Accounting, from Boston College and holds a Professional Director Certification from the American College of Corporate Directors.

HeartWare non-executive Directors receive a retainer in the amount of $60,000 per annum plus incremental annual retainers for service on Board Committees, including $7,500 for service on the Audit Committee and $4,500 for service on the Compensation Committee. In addition, non-executive Directors are granted 1,000 Restricted Stock Units upon appointment plus 1,000 Restricted Stock Units and 1,000 Options to purchase HeartWare shares annually. In accordance with the Listing Rules of the Australian Stock Exchange, stockholder approval is required for all equity awards to Directors which is generally obtained at the Annual Meeting of Stockholders. Ms. Feldman has not been a participant in any transactions with the Company since January 1, 2011.

A copy of the Letter of Recommendation from HeartWare to Ms. Feldmann is attached hereto as Exhibit 10.1.

(b) At the same meeting, Christine Bennett advised the Board that she did not intend to stand for reelection as a director of the Company at the Annual Meeting of Stockholders to be held in May 2012.

(c) In connection with the preparation of the Company’s Annual Report on Form 10-K, Lauren Farrell, Vice President, Finance, was designated principal financial officer in addition to her role as principal accounting officer.

Ms. Farrell, age 44, joined HeartWare in November 2006 as Group Director, Finance and was promoted to Vice President, Finance in August 2008. Ms. Farrell has overall responsibility for the Company’s accounting and finance activities. Ms. Farrell has over 20 years accounting and finance experience including roles in public accounting, financial management and reporting, and strategic financial consulting. Prior to joining HeartWare, Ms. Farrell was Chief Financial Officer of Ambient Corporation from March 2005 to January 2006. From January 2001 to July 2004, Ms. Farrell served as Vice President at Bingham Strategic Advisors. Ms. Farrell is a Certified Public Accountant and holds a Bachelors of Science in Accounting and a Masters of Business Administration from Bentley College.

Ms. Farrell’s compensation and benefits were not modified in connection with her designation as principal financial officer. In 2009, Ms. Farrell and HeartWare entered into an employment agreement containing terms consistent with those offered to other officers of the Company, including provisions related to base salary, bonus opportunity, severance, non-competition, non-solicitation, non-disparagement, proprietary information and invention assignment. Except in connection with her employment relationship with the Company, Ms. Farrell has not been a participant in any transactions with the Company since January 1, 2011.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Letter of Recommendation from HeartWare to Cynthia Feldmann dated December 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: February 27, 2012	By:	/s/ Lawrence J. Knopf
Name: Lawrence J. Knopf
Title: Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter of Recommendation from HeartWare to Cynthia Feldmann dated December 21, 2011.